Exhibit 99.1

Media contact: media-relations@its.jnj.com	Investor contact: investor-relations@its.jnj.com
For immediate release
Johnson & Johnson reports Q3 2026 results, raises 2026 guidance
•2026 Third-Quarter reported sales growth of 5.9% to $25.4 Billion with operational growth of 6.0%* and adjusted operational growth of 6.1%*
•2026 Third-Quarter earnings per share (EPS) of $0.09 reflects a one-time special charge for the proposed talc litigation resolution, the acquisition of Firefly Bio, Inc., and the strategic collaboration with Sail Biomedicines; adjusted EPS* of $2.59 also reflects the impact of these M&A deals
•Strong operational performance results in the Company increasing 2026 guidance with estimated reported sales of $101.2 Billion or 7.4% at the midpoint and increasing adjusted EPS* guidance by $0.06 to $11.10 or 2.9% at the midpoint
•Significant innovation including the market authorization of OTTAVA as the world’s first table-integrated soft tissue robotic system, approval of IMAAVY in warm autoimmune hemolytic anemia (wAIHA), and priority review for RYBREVANT FASPRO for advanced head and neck cancer
New Brunswick, N.J. (October 13, 2026) – Johnson & Johnson (NYSE: JNJ) today announced results for third-quarter 2026.
“Johnson & Johnson’s strong third-quarter performance and increased sequential growth reflect the accelerating momentum of our focused portfolio,” said Joaquin Duato, Chairman and Chief Executive Officer. “In the third quarter, we advanced breakthroughs that will redefine care for patients, from delivering one of our most transformative MedTech innovations with OTTAVA to reporting positive Phase 3 results in multiple myeloma. This progress, together with strategic investments in high-growth areas, gives us clearer line of sight to double-digit growth by the end of the decade.”
Overall financial results

	Q3
($ in Millions, except EPS)	2026	2025	% Change
Reported Sales	$25,399	$23,993	5.9%
Net Earnings	$210	$5,152	(95.9)%
EPS (diluted)	$0.09	$2.12	(95.8)%

	Q3
Non-GAAP* ($ in Millions, except EPS)	2026	2025	% Change
Operational Sales[1,2]			6.0%
Adjusted Operational Sales[1,3]			6.1%
Adjusted Net Earnings[1,4]	$6,339	$6,801	(6.8)%
Adjusted EPS (diluted)[1,4]	$2.59	$2.80	(7.5)%
Free Cash Flow[5,6]	~$15,100	$14,226
1Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2Excludes the impact of translational currency
3Excludes the net impact of acquisitions and divestitures and translational currency
4Excludes intangible amortization expense and special items
5Non-GAAP financial measure; defined as cash flow from operating activities, less additions to property, plant and equipment. Cash flow from operations, the most directly comparable GAAP financial measure, will be included in subsequent SEC filings.
6Third-quarter YTD 2026 is estimated as of October 13, 2026
Note: values may have been rounded

Regional sales results

Q3				% Change
($ in Millions)	2026	2025	Reported	Operational[1,2]	Currency	Adjusted Operational[1,3]
U.S.	$14,959	$13,708	9.1%	9.1	—	9.1
International	10,440	10,285	1.5	1.8	(0.3)	1.9
Worldwide	$25,399	$23,993	5.9%	6.0	(0.1)	6.1
1Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2Excludes the impact of translational currency
3Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

Segment sales results

Q3				% Change
($ in Millions)	2026	2025	Reported	Operational[1,2]	Currency	Adjusted Operational[1,3]
Innovative Medicine	$16,757	$15,563	7.7%	7.9	(0.2)	8.0
MedTech	8,642	8,430	2.5	2.5	0.0	2.5
Worldwide	$25,399	$23,993	5.9%	6.0	(0.1)	6.1
1Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2Excludes the impact of translational currency
3Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

Third-Quarter 2026 segment commentary:
Operational sales* reflected below excludes the impact of translational currency.
Innovative Medicine
Innovative Medicine worldwide operational sales grew 7.9%*, with divestitures negatively impacting growth by 10 basis points. Growth was primarily driven by TREMFYA and new products within Other in Immunology, DARZALEX, CARVYKTI, TECVAYLI, RYBREVANT/LAZCLUZE, and ERLEADA in Oncology, and SPRAVATO and CAPLYTA in Neuroscience. Growth was partially offset by STELARA (an approximate 690 basis points impact), SIMPONI/SIMPONI ARIA, and REMICADE in Immunology, as well as OPSUMIT/OPSYNVI in Pulmonary Hypertension, and IMBRUVICA in Oncology.
MedTech
MedTech worldwide operational sales grew 2.5%*. Growth was primarily driven by electrophysiology products and Shockwave in Cardiovascular, contact lenses in Vision, as well as trauma in Orthopaedics.

Full-year 2026 guidance:
Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses, and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson's results computed in accordance with GAAP.

($ in Billions, except EPS)	October 2026	July 29, 2026
Adjusted Operational Sales[1,2] Change vs. Prior Year / Mid-point	6.4% – 6.8% / 6.6%	6.2% – 6.8% / 6.5%
Operational Sales2 / Mid-point Change vs. Prior Year / Mid-point	$100.5B – $100.9B /$100.7B 6.7% – 7.1% / 6.9%	$100.3B – $100.9B / $100.6B 6.5% – 7.1% / 6.8%
Estimated Reported Sales3/ Mid-point Change vs. Prior Year / Mid-point	$101.0B – $101.4B / $101.2B 7.2% – 7.6% / 7.4%	$100.8B – $101.4B / $101.1B 7.0% – 7.6% / 7.3%
Adjusted Operational EPS (Diluted)2,4 / Mid-point Change vs. Prior Year / Mid-point	$10.95 – $11.05 / $11.00 1.5% – 2.4% / 2.0%	$10.86 – $11.01 / $10.94 0.7% – 2.1% / 1.4%
Adjusted EPS (Diluted)3,4 / Mid-point Change vs. Prior Year / Mid-point	$11.05 – $11.15 / $11.10 2.4% – 3.3% / 2.9%	$10.96 – $11.11 / $11.04 1.6% – 3.0% / 2.3%

1Non-GAAP financial measure; excludes the net impact of acquisitions and divestitures
2Non-GAAP financial measure; excludes the impact of translational currency
3Calculated using Euro Average Rate: October 2026 = $1.15 and July 2026 = $1.15 (Illustrative purposes only)
4Non-GAAP financial measure; excludes intangible amortization expense and special items
Note: percentages may have been rounded
Other modeling considerations will be provided on the webcast.
Notable announcements in the quarter:
The information contained in this section should be read together with Johnson & Johnson’s other disclosures filed with the Securities and Exchange Commission, including its Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. The reader is also encouraged to review all other news releases and information available in the Investor Relations section of the company’s website at Investor News, as well as Innovative Medicine Newsroom, MedTech News & Events, and www.factsabouttalc.com.

Regulatory	Johnson & Johnson Receives CE Marking for ACUVUE OASYS MAX Reusable Contact Lenses[1]	Press Release
	FDA approves IMAAVY® (nipocalimab-aahu) as first-ever treatment for warm autoimmune hemolytic anemia (wAIHA), representing a landmark advancement for patients	Press Release

Johnson & Johnson's RYBREVANT FASPRO™ (amivantamab and hyaluronidase-lpuj) receives U.S. FDA Priority Review as potential first-in-class EGFR- and MET-targeted subcutaneous treatment for advanced head and neck cancer
Press Release
	Johnson & Johnson Receives FDA Market Authorization in the U.S. for its OTTAVA™ Robotic Surgical System	Press Release
	Johnson & Johnson Announces MONARCH™ QUEST 3, Advancing the Latest in Robotically-Assisted Bronchoscopy	Press Release

Data Releases	New Johnson & Johnson ICOTYDE® (icotrokinra) long-term data demonstrate robust 2- year results in the treatment of adults and adolescents with plaque psoriasis[1]	Press Release
	Johnson & Johnson announces new ICOTYDE™ (icotrokinra) data in difficult-to-treat plaque psoriasis with proven durability through 2-years, affirming its use as a powerful first line systemic therapy[1]	Press Release
	Johnson & Johnson presents new data reinforcing sustained disease control and improved daily function achieved with IMAAVY® (nipocalimab-aahu) in generalized myasthenia gravis (gMG)	Press Release
	Johnson & Johnson announces TREMFYA® (guselkumab) is the first and only IL-23 inhibitor to show significant improvement in spinal pain and stiffness in landmark axial psoriatic arthritis (PsA) study	Press Release
	Single infusion of CARVYKTI® (ciltacabtagene autoleucel) delivered five-year treatment-free remissions in 50% of patients in early line relapsed/refractory multiple myeloma	Press Release

New model-based analysis further supports the potential of TECVAYLI® (teclistamab-cqyv) plus DARZALEX FASPRO® (daratumumab and hyaluronidase-hj) to redene long-term survival expectations in early line relapsed/refractory multiple myeloma
Press Release
	CAPLYTA® (lumateperone) shows significant and rapid improvement in bipolar mania in pivotal Phase 3 study	Press Release
	RYBREVANT FASPRO™ (amivantamab and hyaluronidase-lpuj) plus LAZCLUZE® (lazertinib) with prophylactic strategies shows low rates of treatment-related events at WCLC 2026	Press Release
	Johnson & Johnson's RYBREVANT® (amivantamab-vmjw) plus chemotherapy delivers longest reported median overall survival in EGFR exon 20 insertion mutation-positive lung cancer	Press Release
	Johnson & Johnson spotlights new neuropsychiatry data across bipolar mania, depression and schizophrenia at Psych Congress 2026	Press Release
	TECVAYLI® + TALVEY® reduced the risk of disease progression or death by 89% and the risk of death by 62% in earlier-line relapsed/refractory multiple myeloma	Press Release
Other	New Global Survey by Johnson & Johnson Finds Most Women Don’t Connect Eye Health Changes with Menopause[1]	Press Release
	Johnson & Johnson’s Executive Vice President Jennifer Taubert to Retire; Tom Cavanaugh Appointed EVP, Worldwide Chairman Innovative Medicine Effective September	Press Release
	Johnson & Johnson Completes Acquisition of Firefly Bio, Inc. to Advance Next-Generation Oncology Innovation	Press Release
	Johnson & Johnson Announces Collaboration with Sail Biomedicines to Advance in vivo CAR-T Programs and Transform Autoimmune Disease Through Immune Reset	Press Release
	Johnson & Johnson Announces a Proposed Resolution of Ovarian Talc Litigation	Press Release
1Subsequent to the quarter

Webcast information:
Johnson & Johnson will conduct a conference call with investors to discuss this earnings release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website. A replay and podcast will be available approximately two hours after the live webcast in the Investor Relations section of the company's website at events-and-presentations.

About Johnson & Johnson:
At Johnson & Johnson, we believe health is everything. Our strength in healthcare innovation empowers us to build a world where complex diseases are prevented, treated, and cured, where treatments are smarter and less invasive, and solutions are personal. Through our expertise in Innovative Medicine and MedTech, we are uniquely positioned to innovate across the full spectrum of healthcare solutions today to deliver the breakthroughs of tomorrow, and profoundly impact health for humanity. Learn more at www.jnj.com.
Non-GAAP financial measures:
* “Operational sales growth” excluding the impact of translational currency, “adjusted operational sales growth” excluding the net impact of acquisitions and divestitures and translational currency, as well as “adjusted net earnings”, “adjusted diluted earnings per share” and “adjusted operational diluted earnings per share” excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investor Relations section of the company's website at quarterly results.
Copies of the financial schedules accompanying this earnings release are available on the company’s website at quarterly results. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on Johnson & Johnson, including adjusted income before tax by segment, an Innovative Medicine pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can also be found in the Investor Relations section of the company's website at quarterly results.
Note to investors concerning forward-looking statements:
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things: future operating and financial performance, product development, and market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: economic factors, such as interest rate and currency exchange rate fluctuations or changes to applicable laws and regulations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the Company to successfully execute strategic plans, including restructuring plans; the impact of business combinations and divestitures; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the health care industry by government agencies; and the Company's ability to successfully separate the Company's Orthopaedics business and realize the anticipated benefits from the planned separation. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson’s most recent Annual Report on Form 10-K, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Johnson & Johnson’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com, investor.jnj.com, or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.